Exhibit (n)(2)

We consent to the use in this Registration Statement on Form N-2 of Chanticleer Dividend Fund, Inc. of our report dated January 17, 2011, relating to our audit of the financial statements, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    Creason & Associates, P.L.L.C.

Tulsa, Oklahoma
January 18, 2011